Exhibit 10.11

GRUPO EMPRESARIAL OIKOS ¡Construyendo futuro!

CONTRACT OF LEASE OF PROPERTIES

F-ARO-005
Version 13
14/02/2020

Page **1** of **9**

PART ONE

TYPE OF PROPERTY (USE)	**HOUSING**
NO. OF CONTRACT	**1028**
THE REAL ESTATE ADMINISTRATOR	**OIKOS BUSINESS** GROUP **S.A.S. (as a real estate manager)** NIGHT. 860,074,389-7 Attorney General by public deed No 90 (Notary 26): CAMILO ANDRÉS DIMATÉ ROSALES
REAL ESTATE ADMINISTRATOR NOTIFICATION ADDRESS	Carrera 16 A NO. 78 - 55 Floor 6
TENANT	**LAURA ALEJANDRA FAJARDO VILLA**
TENANT IDENTIFICATION	**E.C.: 1,041,294 issued in Colombia**
NOTIFICATION ADDRESS , E-MAIL AND TENANT'S PHONE	KR 9C 121 53 TO B AP 502 (CADASTRAL ADDRESS)
	alejandra.fajardo@owpsas.com
	300 865 38 88
JOINT AND SEVERAL DEBTOR (1)	RUBEN DARIO HEREDIA HASTAMORIR
IDENTIFICATION OF JOINT AND SEVERAL DEBTOR (1)	C.C: 79,514,486 issued in Bogotá D.C.
NOTIFICATION ADDRESS , E-MAIL AND TELEPHONE OF THE JOINT AND SEVERAL DEBTOR (1)	CR 15 173 25 AP 301 IN 2
	ruben.heredia@owpv.com
	310 315 62 36
JOINT AND SEVERAL DEBTOR (2)	ONE WORLD PHARMA S.A.S
IDENTIFICATION JOINT AND SEVERAL DEBTOR (2)	NIGHT: 901.098.493 - 7
LEGALLY REPRESENTED	RUBEN DARIO HEREDIA HASTAMORIR C.C: 79,514,486 issued in Bogotá D.C. 745 86 01
NOTIFICATION ADDRESS , E-MAIL AND TELEPHONE OF THE JOINT AND SEVERAL DEBTOR (2)	CL 123 7 51 OF 502
	gerencia@owpsas.com
PROPERTY SUBJECT TO HORIZONTAL PROPERTY REGIME	YES
HORIZONTAL PROPERTY NAME	VALLARTA TORRES A AND B BUILDING - HORIZONTAL PROPERTY
PROPERTY LOCATION SUBJECT TO THE LEASE AGREEMENT	**KR 9C 121 53 TO B AP 502 (CADASTRAL ADDRESS)**
REAL ESTATE REGISTRATION	**50N-20161608**
PROPERTY CHIP	**AAA0103PSAW**

Contract Prepared by OIKOS Real Estate®

OIKOS INMOBILIARIA

GRUPO EMPRESARIAL OIKOS ¡Construyendo futuro!

CONTRACT OF LEASE OF PROPERTIES

Page **2** of **9**

F-ARO-005
Version 13
14/02/2020

PARKING LOCATION (1) OBJECT OF THE LEASE	50N-20161646 KR 9C 121 53 TO B GJ 34 (DIRECCION CATASTRAL)
LOCATION DEPOSIT (1) OBJECT OF THE LEASE	50N-20161657 KR 9C 121 53 TO B GJ 45 (DIRECCION CATASTRAL)
INSURANCE	BOLIVAR COMMERCIAL INSURANCE
LEASE FEE	**THREE MILLION EIGHT HUNDRED THOUSAND PESOS M/CTE ($ 3,800,000)**
ORDINARY FEE OF ADMINISTRATION P.H.	**NINE HUNDRED AND SEVENTY-ONE THOUSAND PESOS M/CTE ($ 971,000)**
INITIAL VALIDITY	From : September 1 , 2021 Until: August 31, 2024
PERCENTAGE FOR LEASE FEE INCREMENTS	HOUSING: CPI (From the immediately preceding year)
DATE OF INCREASE	September 1 , 2022
GENERAL BOUNDARIES	
NORTH	123RD STREET
ON	PARQUE SANTA BARBARA CENTRAL II
ORIENT	RACE 9C
WEST	CARRERA 10A 121 10
SPECIFIC BOUNDARIES	
NORTH	APARTMENT 501
SOUTH	EMPTY
EAST	EMPTY
WEST	HALL - APARTMENT 503
NADIR	APARTMENT 405
ZENITH	COVER
	THOSE MENTIONED IN DEED No. 3154 DATED 17/12/2004 OF THE NOTARY THIRTY-NINE (39) OF BOGOTÁ D.C.
TELEPHONE OF THE PROPERTY	DOES NOT HAVE
RELATED BASIC SERVICES	The property has the following services
WATER SERVICE	IF You Have Service - # Ref Cta: 10883478
LIGHT SERVICE	If It Has Service - # Ref Cta: 1385290-3
GAS SERVICE	No Service
CONTRACTUAL DOMICILE	BOGOTÁ, D.C.

Contract Prepared by OIKOS Real Estate®

OIKOS INMOBILIARIA

CONTRACT OF LEASE OF PROPERTIES Page 3 of 9

PART TWO

THE LESSOR together with THE LESSEE hereinafter THE PARTIES, we have agreed to enter into this Lease contract, hereinafter THE CONTRACT, which will be governed by the rules that regulate the matter according to the use of the property, especially by the following clauses and taking into account the following:

CONSIDERATIONS

THE LESSOR declares that it acts as a real estate administrator under the real estate administration contract signed with the OWNER of the property, so that its management and action is within the limits indicated in it and in the law, a situation that THE LESSEE declares to know, therefore any management that leaves the orbit of the powers given to THE LESSOR will require the express authorization of the OWNER.

The OWNER is understood as the person registered in the certificate of tradition and freedom of the property subject to lease.

1.	This lease is signed on the occasion of the approval of THE LESSEE as INSURABLE issued by an authorized Insurance Company, recognized in Colombia and supervised by the Colombian Financial Superintendence , for the fulfillment of this contract.

2.	The parties declare that they are duly entitled to enter into this lease and it is signed under the principle of the autonomy of the will.

PART THREE

CLAUSES

FIRST - OBJECT OF THE CONTRACT: By means of this contract THE LESSOR grants as a lease to THE LESSEE the use and enjoyment of the property previously described.

SECOND - FEE AND FORM OF PAYMENT: THE LESSEE will pay in advance to THE LESSOR as a lease fee, the sum mentioned in the first part of this contract, payable monthly within the first five (05) calendar days of each month, to through consignment in the bank account arranged by THE LESSOR for this purpose, with the barcode that appears on the respective collection invoice, or through our web portal http://www.oikos.com.co.

FIRST PARAGRAPH: The mere tolerance of THE LESSOR to accept the payment of the canon after the date indicated above, will not be understood as the intention to modify the initial term established for the payment.

SECOND PARAGRAPH: In the event that THE LESSEE has not made the payment of the fee, on the fifth (5) calendar day, THE LESSOR may proceed the next day to report the breach to the Insurance Company or the company that provides this service, without prejudice to the collection of the penal clause to which THE LESSOR is entitled, as agreed in this contract.

THIRD PARAGRAPH: In the event that THE LESSEE omits the payment and enters into default and default, it will be the INSURER who will make the payment of the lease fee to THE LESSOR and the INSURER will then proceed to the recovery to THE LESSEE.

CONTRACT OF LEASE OF PROPERTIES Page 4 of 9

FOURTH PARAGRAPH: The values indicated and agreed herein are not included in the taxes of law to which there is place, which to the extent that they are generated will be borne by the LESSEE, regardless of the territorial order to which they must be canceled, an obligation that will be exclusive and in charge of the TENANT.

THIRD - TERM OF THE CONTRACT: This contract will be valid for THREE (3) YEARS counted from the initial date described in the first part of this contract, which will be automatically extended for ONE (1) YEAR and successively, if neither party gives the other notice of termination in advance of the date of termination of the contract or anyof its extensions.

The deadline for giving notice of termination shall be as follows :

URBAN HOUSING : Not less than three (3) months prior to the initial expiration date of this contract or any of its extensions.

COMMERCIAL: Not less than six (6) months prior to the initial expiration date of this contract or any of its extensions.

FOURTH - OBLIGATIONS OF THE LESSEE:

a.	Pay the lease fee on the established terms.
b.	Pay the administration fee in cases where the property is subject to horizontal property regime .
c.	Take care of the leased property.
d.	Pay for utilities on time.
e.	Take care of the areas of common use, if they exist and comply with the rules of horizontal property.
f.	Use the property according to the terms stipulated in the contract.
g.	You are obliged to respond for the locative repairs that are generated by your fault or that of your dependents.
h.	He is responsible for his fault, that of his family, guests and dependents.
i.	Return the property leased once the contract has ended.
j.	Indemnify the landlord in case of non-compliance
k.	Comply with the legal regulations that regulate the property.
l.	Comply with the use, permits, authorizations, licensing or similar required by competent authorities in the case of trade in the exercise of its object or commercial activity.

FIFTH - PROHIBITIONS: THE LESSEE is prohibited:

a)	Sublet the property, in whole or in part of it.
b)	Assign this contract to a third party.
c)	Execute works or constructions that vary the structure or endanger the stability or solidity of the property.
d)	Make improvements or additions of any kind in the property, unless for this purpose it obtains the express prior authorization of THE LESSOR.
e)	Perform acts that in some way harm the property or disturb the tranquility of the inhabitants or neighbors of the place.

CONTRACT OF LEASE OF PROPERTIES Page 5 of 9

f)	Store explosive substances, fuels or others that are harmful to the conservation, safety and hygiene of the property.
g)	Give the property a different use for which it was leased.

SIXTH - DELIVERY: THE LESSEE on the date of subscription of this document declares to receive the Property from the hands of THE LESSOR in perfect condition, in accordance with the inventory prepared by the parties and that forms an integral part of this contract as an Annex.

SEVENTH - INCREMENTS: on the DATE OF INCREASE established in the first part of this contract and every TWELVE (12) MONTHLY PAYMENTS, the lease fee will be increased autonomously and so on, in the PERCENTAGE FOR CANON INCREMENTS OF LEASE established in the first part of this contract, according to the USE stipulated for the property, of which THE LESSOR will give notice to THE LESSEE in writing.

FIRST PARAGRAPH: By signing this contract, the lessee and the joint and several debtors are fully notified of all the automatic readjustments agreed in this contract and that they must operate during the term of the same.

EIGHTH - DESTINATION: THE LESSEE undertakes to use the property object of this contract in accordance with the use stipulated in the first part of this contract (HOUSING OR COMMERCIAL).

FIRST PARAGRAPH: In accordance with Article 2031 of the Civil Code, THE LESSEE undertakes not to use the property for any illicit activity, such as the concealment of persons, storage of weapons or explosives and money of terrorist groups; he will not allocate the immueble for the elaboration, storage or sale of hallucinogenic substances. THE LESSEE empowers THE LESSOR to visit the Property directly or through its duly authorized officials in writing to verify compliance with the Obligations of the Lessee.

In case of evidence of any of the aforementioned circumstances, THE LESSOR may terminate this contract immediately and without any requirement.

SECOND PARAGRAPH: THE ARRENDATARIO will hold HARMLESS THE LESSOR from any claim and / or legal or extralegal process that is initiated due to the use of the property for illicit activities.

NINTH - DISCLAIMER : During the term of this Lease Agreement, THE LESSOR will not be responsible for theft, nor for deterioration suffered by the movable property of THE LESSEE, such as nor for malicious acts of third parties, nor for accidents caused by fire, flood, riot, vandalism or by facts of nature. Additionally, THE LESSOR is not responsible for guarantees, maintenance, or repairs of the furniture and belongings of THE LESSEE, because in all aspects, THE LESSEE is solely responsible for insuring their assets during the term of the contract.

FIRST PARAGRAPH: THE LESSOR will not be responsible to ELARRENDATARIO or its guests or its authorized two for any event or circumstance that could happen to them directly, or to their property, while they are in the property or near it.

SECOND PARAGRAPH : THE LESSEE declares THE LESSOR harmless for any loss caused by an act of nature, a malicious act of a third party or the intent or fault of THE LESSEE, which it affects you in any way.

CONTRACT OF LEASE OF PROPERTIES Page 6 of 9

TENTH - LOCATIVE REPAIRS: In accordance with the provisions of article 1998 of the Civil Code, the TENANT is responsible for the locative repairs that are generated by ordinary deterioration and those that are generated by the fault of this or its dependents, such as, for example, damage to floors, walls and ceilings, replacement of broken glass, conservation and replacement of locks and keys to the doors, arrangements of taps or aqueduct exits, damage to sanitaryand electrical installations, and the arrangement of damages that occur exclusively due to carelessness or fault of THE LESSEE, visitors or third parties contracted by it to carry out the repairs.

ELEVENTH - PUBLIC SERVICES: THE LESSEE accepts to have received the facilities of all public services in perfect condition for their use and may only modify them upon written request addressed to THE LESSOR whoever sends it to THE OWNER for authorization, in this case, EL ARRENDADOR will not respond at any time for the interruption or deficiency of any service.

FIRST PARAGRAPH: The following services will be borne by THE LESSEE: Aqueduct and Sewerage, Energy, Natural Gas , Garbage Collection , Telephone, Parabolic or cable television, etc. THE LESSEE must demonstrate at the time of the restitution of the property, by presenting the duly canceled receipts, the payment of public services up to on the day of restitution. The services that have been caused before the restitution and that are invoiced later will also be in charge of THE LESSEE.

SECOND PARAGRAPH: Once the property has been received by THE LESSEE, they will be in charge of the latter, the payment of public services. The payments made to the billing periods prior to the delivery of the property will be deducted in the next invoice taking into account the billing cuts of THE LESSOR. For this purpose, THE LESSEE must send a copy of the public receipt and the respective payment support to the email that THE LESSOR indicates.

THIRD PARAGRAPH: Upon termination of this lease and restitution of the property, THE LESSEE must constitute a cash deposit for the payment of public services that are invoiced after the final delivery of the property and that correspond to consumption prior to the aforementioned delivery of the property. The value of the referred deposit amount will be the result of averaging the last three bills for each of the utilities plus twenty percent (20%) of what the average yields.

FOURTH PARAGRAPH : THE LESSEE accepts and understands that the telephony contracts , subscriptions to private cable television companies, internet, suppliers of goods and services that he contracts directly, will be his exclusive responsibility and in no way such commitments will bind THE LESSOR or THE OWNER of the property. Consequently, it undertakes to carry out the respective account transfers to its new address or to terminate said contracts as the case may be, at the time of delivery of the property for which it will attach the peace and except respective with the support of the transfer. If it does not do so, these companies will be notified of the delivery of the property and the address left in the delivery certificate or, failing that, the addresses of the joint and several debtors will be sent as a new address.

FIFTH PARAGRAPH: This document, together with the canceled receipts of public services by THE LESSOR, constitutes an Executive Title to charge judicially to THE LESSEE and his guarantors of the services you will stop paying; provided that such amounts correspond to the period in which the LESSEE was granted the possession of the Property object of this contract.

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TWELFTH - ADMINISTRATION FEES : THE LESSEE undertakes to cancel the sum to THE LESSOR corresponding for the monthly administration fee described in the first part of this contract, which will be payable monthly within the first five (5) days of each monthly payment together with the lease fee. The value of the administration fee will be readjusted automatically and without any requirement as stipulated by the co-ownership; THE LESSEE and the joint and several debtors expressly waive the requirements for constitution in arrears with respect to this pecuniary obligation. The extraordinary fees of Administration, will be in charge ofthe OWNER of the property.

FIRST PARAGRAPH: In the event that the property is subject to the horizontal property regime, THE LESSEE undertakes to the LESSOR and the CO-OWNERSHIP to adhere to the provisions of the Horizontal Property Regulations and the Coexistence Manual of co-ownership.

THIRTEENTH - TERMINATION: Without prejudice to the legal grounds that may be applicable, the parties agree especially the following:

THE LESSOR may unilaterally terminate this contract for the following reasons:

1.	The fact of not payING THE LESSEE the price of the lease of any month on the date indicated in the second clause of this contract
2.	When the non-payment of public services causes the suspension, disconnection or loss of service. The same is the delay in the payment of the percentage that corresponds to it for this concept.
3.	When THE LESSEE subleases all or part of the property, it yields or of a destination different from that agreed in the contract.
4.	When THE TENANT repeatedly affects the tranquility of the neighbors or destines the property for criminal acts or that imply contravention.
5.	When THE LESSEE makes improvements, additions, changes or extensions in the property, without authorization from the LANDLORD, or destroys it in whole or in part.
6.	When THE LESSEE violates the rules of the respective internal regulations or horizontal property.
7.	When THE OWNER needs the property to occupy it, when the property has to be demolished to carry out a new construction, when it is required unoccupied in order to execute works indispensable for its repair.
8.	When the property has to be delivered in compliance with the obligations arising from a contract of sale.
9.	Failure to comply with the use, permits, authorizations, licensing or similar required by competent authorities in the case of trade in the exercise of its object or activity commercial.

THE LESSEE may unilaterally terminate this contract for the following reasons:

1) The repeated incursion of THE LESSOR in procedures that seriously affect the full enjoyment by THE LESSEE of the leased property, duly verified before the police authority.

2) The ignorance on the part of THE LESSOR of rights recognized to THE LESSEE in this contract or by the Law.

FOURTEEN - PENAL CLAUSE: In the event that THE LESSEE fails to comply with any of the obligations at his expense, he must pay THE LESSOR the equivalent of three (3) lease fees in force on the date of the breach.

In the same way, THE LESSEE accepts and consents that the breach in the payment of the royalties, will entitle THE LESSOR to request the insurance company to pay the royalties in arrears and it will charge extrajudicially or judicially to the LESSEE the overdue royalties, with interest, fees, collection expenses and others that may be applicable.

CONTRACT OF LEASE OF PROPERTIES Page 8 of 9

FIFTEENTH - SOLIDARITY: The persons described as joint and several debtors in the first part of this contract, by means of this document are declared debtors in a joint and several and indivisible way of THE LESSEE against all the charges and obligations contained in the presentcontract, both during the initial term agreed and during its extensions or renewals express or tacit and until the actual restitution of the property to THE LESSOR, for the concept of: leases, public services, compensation, damages in the inmueble, common expenses, penal clauses, procedural costs and any other derived from the contract, which may be demanded by THE LESSOR to any of the obligors, by the executive route, without the need for private or judicial requirements to which they expressly renounce, without for reasons of such solidarity assuming the character of tenants of the property object of this contract, for such quality is assumed by exclusively THE LESSEE or their respective successors in title.

FIRST PARAGRAPH: Whenever for any reason the property remains abandoned or uninhabited for the term of one month or that threatens the physical integrity of the property or the safety of the neighborhood, any of the obligated may validly deliver the property to THE LESSOR or whoever he points out, either judicially or extrajudicially.

In the event that THE LESSEE or its joint and several debtors refuse or do not appear for delivery, THE LESSOR may receive the property in the presence of two witnesses and dispose of the contents thereof.

SIXTEENTH – ASSIGNMENT: THE LESSEE or his joint and several debts may not assign all or part of this contract, without prior written authorization from THE LESSOR.

THE LESSEE and the joint and several debtors accept from the signing of this document any assignment that THE LESSOR makes with respect to this contract or its rights, said assignment will be notified to THE LESSEE and its joint and several debtors to through written means, which will be sent to the address that appears in the first part of this contract.

DECIMASEPTIMA - EXECUTIVE MERIT: This contract provides executive merit for the parties for the requirement of the main and accessory obligations arising from it.

FIRST PARAGRAPH: In this way THE LESSEE and its joint and several debtors expressly waive the requirements and requirements established in Art. 2007 of the Civil Code, so that they are constituted in arrears.

EIGHTEENTH - NOTIFICATIONS. The parties agree that any communication tobe made pursuant to this Agreement shall be in writing and shall be made at the addresses and e-mails indicated in the first part of this Agreement.

All communications and judicial notifications will be understood to be made to the addresses indicated herein unless expressly and in writing one of the parties informs the modification of their addresses and contact details, in which case those that are reported in the respective office will be considered as such. As long as a change in this information is not reported to the other party, the notifications addressed to the registered addresses will be considered valid and actually made. as provided in this clause.

NINETEENTH - CONSULTATION AND REPORTING IN RISK CENTERS: I expressly authorize GRUPO EMPRESARIAL OIKOS S.A.S., its subsidiaries, branches or subordinates in a free, unequivocal and informed manner, to make inquiries and reports at any time of my current or delinquent obligations in central of legally established credit risk or entities that manage or administer databases for the same purposes. As well as to inform, report, process or disclose, to legally established credit risk centers or entities that manage or administer databases for the same purposes, my financial or commercial information, both on timely compliance and on the non-compliance, if any, with my credit obligations, on the creation, modification, termination of the obligations owed by me or the company to the which I represent, or which I will contract with any of the subsidiaries, branches or subordinates of GRUPO EMPRESARIAL OIKOS S.A.S. The permanence of the information will be subject to the principles, terms and conditions enshrined in Law 1266 of 2008 and other regulations that modify, clarify or regulate it.

CONTRACT OF LEASE OF PROPERTIES Page 9 of 9

VIGESIMA - SINGLE CLAUSE: The parties agree that the “STANDARD CONTRACT CLAUSES” published on the website www.oikos.com.co, which refer to the clauses of:Electronic Invoicing, Authorization for the Processing of Personal Data, Self-Control System and Risk Management of Money Laundering and Financing of Terrorism, (SAGRLAFT), Rules of Ethics and Conduct in Business and Anti-Fraud and Anti-Corruption Rules, National and Transnational Bribery, therefore it is declared that they accept their content and the updates that will be made on them.

TWENTY-FIRST - OF THE RECEIPT OF COPY OF THE CONTRACT: The Contracting Parties and their JOINT AND SEVERAL DEBTORS declare to receive an autograph copy of this contract.

In proof of the above, FIVE (5) copies of the same tenor are signed for each of the contracting parties in the city of Bogotá D.C, on August 26, 2021.

THE ADMINISTRATOR	THE LESSEE

OIKOS BUSINESS GROUP S.A.S.	LAURA ALEJANDRA FAJARDO VILLA
NIT: 860.074.389-7	C.E: 1.041.294 issued in Bogotá D.C.
CAMILO ANDRÉS DIMATÉ ROSALES	Dir: KR 9C 121 53 TO B AP 502 (CADASTRAL ADDRESS )
Proxy	Tel: 300 865 38 88
Address: Cra 16A No. 78 – 55 P6	E-mail: alejandra.fajardo@owpsas.com
Phone: 6516141

JOINT AND SEVERAL DEBTOR 1	JOINT AND SEVERAL DEBTOR 2

RUBEN DARIO HEREDIA HASTAMORIR	ONE WORLD PHARMA S.A.S.
C.C: 79,514,486 issued in Bogotá D.C.	NIT: 901.098.493-7
Add: CR 15 173 25 AP 301 IN 2 Legally	represented by: Ruben Dario Heredia Hastamorir
Tel: 310 315 62 36	C.C: 79.514.486 issued in Bogotá D.C.
E-mail: ruben.heredia@owpv.com	Dir: CL 123 7 51 OF 502
Phone: 745 86 01
E-mail: gerencia@owpsas.com